EXHIBIT 10.1

AMENDMENT
TO
EMPLOYMENT AGREEMENT

This Amendment (“Amendment”) to Employment Agreement is made and entered into as of January 4, 2011 by and between Soligenix, Inc., a Delaware corporation (the "Corporation"), and Evan Myrianthopoulos (the "Employee").

WITNESSETH:

A.        The Employee and the Corporation desire to amend the Employment Agreement dated as of December 27, 2007 (the “Employment Agreement”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Corporation and Employee hereby agree as follows:

1.         Section 2 of the Employment Agreement is hereby amended and restated in its entirety as follows:

2.           EMPLOYMENT TERM

The term of employment under this Agreement shall commence on the Effective Date and shall expire on the fifth anniversary of such Effective Date, unless sooner terminated in accordance with Section 7 hereof (the “Term”).  At the end of the Term, the Term of employment automatically shall renew for successive two (2) year terms (subject to earlier termination as provided in Section 7 hereof), unless the Corporation or the Employee delivers written notice to the other at least three (3) months prior to the expiration hereof of its or his election not to renew the Term of employment.

2.         Section 3(a)(i) of the Employment Agreement is hereby amended and restated in its entirety as follows:

(a)           (i) The Corporation shall pay the Employee an annual base salary (“Base Salary”) of two hundred thirty thousand dollars ($230,000) per annum, payable in accordance with the usual payroll period of the Corporation.

3.           All other provisions of the Employment Agreement are incorporated herein and shall remain in full force and effect, including, but not limited to, capitalized terms that are not otherwise defined herein.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first hereinabove written.

EMPLOYER:		EMPLOYEE:

SOLIGENIX, INC.

By:	/s/ Christopher J. Schaber	/s/ Evan Myrianthopoulos
	Christopher J. Schaber, Ph.D.	Evan Myrianthopoulos
Chief Executive Officer